MRC Global Announces Second Quarter 2017

Earnings Release and Conference Call Schedule

HOUSTON, TX – June 2, 2017 – MRC Global Inc. (NYSE: MRC) will release second quarter 2017 results on Thursday, August 3, 2017 after the market closes.  In conjunction with the release, the Company will host a conference call, which will be webcast, on Friday, August 4, 2017 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:MRC Global Second Quarter 2017 Earnings Conference Call

When:Friday, August 4, 2017 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:Via phone -- Dial 412-902-0003 and ask for the MRC Global call at least 10 minutes prior to the start time, or webcast -- at http://www.mrcglobal.com

A replay will be available through August 18, 2017 by dialing 201-612-7415 using pass code 13663757#. An archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global is the largest global distributor, based on sales, of pipe, valves, and fittings (PVF) and related products and services to the energy industry and supplies these products and services across each of the upstream, midstream and downstream sectors. More information about MRC Global can be found at www.mrcglobal.com.

Contact:

Monica Broughton Investor Relations
MRC Global Inc.
Monica.Broughton@mrcglobal.com
832-308-2847